EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media – Nancy Thompson (919) 861-0342

Weyerhaeuser Reports Third Quarter Results

•
Achieved net earnings of $239 million, or $0.33 per diluted share
•
Generated Adjusted EBITDA of $509 million, a 9 percent increase compared with second quarter 2023
•
Received approval for the company’s first forest carbon credits

SEATTLE, October 26, 2023 – Weyerhaeuser Company (NYSE: WY) today reported third quarter net earnings of $239 million, or 33 cents per diluted share, on net sales of $2.0 billion. This compares with net earnings of $310 million, or 42 cents per diluted share, on net sales of $2.3 billion for the same period last year and net earnings of $230 million for second quarter 2023. There were no special items in third quarter 2023 or the same period last year. Net earnings before special items were $238 million for second quarter 2023. Adjusted EBITDA for third quarter 2023 was $509 million compared with $583 million for the same period last year and $469 million for second quarter 2023.

“In the third quarter, we delivered solid results across our businesses,” said Devin W. Stockfish, president and chief executive officer. “In addition, we achieved an important milestone in our Natural Climate Solutions growth program with the approval of our first forest carbon credits in Maine. Looking ahead, although near-term market conditions have moderated, we remain constructive on the longer-term demand fundamentals that support our businesses. Our balance sheet is exceptionally strong, and we remain focused on maintaining our industry-leading operating performance, serving our customers and delivering superior long-term value and returns for our shareholders.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2023	2023	2022
(millions, except per share data)	Q2	Q3	Q3
Net sales	$1,997	$2,022	$2,276
Net earnings	$230	$239	$310
Net earnings per diluted share	$0.31	$0.33	$0.42
Weighted average shares outstanding, diluted	732	732	741
Net earnings before special items(1)(2)	$238	$239	$310
Net earnings per diluted share before special items(1)	$0.32	$0.33	$0.42
Adjusted EBITDA(1)	$469	$509	$583
Net cash from operations	$496	$523	$562
Adjusted FAD(3)	$415	$424	$468
(1)
Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of net earnings before special items and Adjusted EBITDA to GAAP earnings are included within this release.
(2)
Special items for prior periods presented are included in the reconciliation tables within this release.
(3)
Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2023	2023
(millions)	Q2	Q3	Change
Net sales	$567	$521	$(46)
Net contribution to pretax earnings	$104	$78	$(26)
Adjusted EBITDA	$172	$143	$(29)

Q3 2023 Performance – In the West, fee harvest and domestic sales volumes were moderately lower than the second quarter as a result of higher elevation harvest operations and temporary harvest restrictions due to wildfire risk. Export sales volumes were significantly lower, which was partially driven by fewer export shipments to Japan. Sales realizations were slightly lower, partially driven by a reduction in export volumes, while domestic sales realizations were comparable. Per unit log and haul costs were lower. In the South, fee harvest volumes were moderately lower, partly due to wet conditions early in the quarter. Sales realizations were slightly lower, and per unit log and haul costs were comparable. Forestry and road costs in the West and South were seasonally higher.

Q4 2023 Outlook – Weyerhaeuser anticipates fourth quarter earnings and Adjusted EBITDA will be comparable to the third quarter. In the West, the company expects fee harvest volumes, sales realizations and forestry and road costs to be comparable. Per unit log and haul costs are expected to be moderately higher. In the South, the company expects fee harvest volumes, sales realizations and per unit log and haul costs to be comparable to the third quarter. Forestry and road costs are expected to be moderately lower.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2023	2023
(millions)	Q2	Q3	Change
Net sales	$80	$105	$25
Net contribution to pretax earnings	$52	$56	$4
Adjusted EBITDA	$70	$94	$24

Q3 2023 Performance – Earnings and Adjusted EBITDA increased from the second quarter due to higher real estate sales. The number of acres sold increased significantly due to the timing of transactions. The average price per acre was significantly lower and the average basis as a percentage of sales was significantly higher due to the mix of properties sold.

Q4 2023 Outlook – Weyerhaeuser anticipates fourth quarter earnings and Adjusted EBITDA will be lower than the third quarter due to the timing and mix of real estate sales. The company now expects full year 2023 Adjusted EBITDA to be approximately $310 million, a $10 million increase from prior outlook, and continues to expect basis as a percentage of real estate sales to be 35 to 40 percent for the full year.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2023	2023
(millions)	Q2	Q3	Change
Net sales	$1,500	$1,537	$37
Net contribution to pretax earnings	$218	$277	$59
Adjusted EBITDA	$270	$328	$58

Q3 2023 Performance – Sales realizations for lumber were comparable to the second quarter average, while sales realizations for oriented strand board increased 39 percent. Sales volumes for lumber were slightly lower due to reduced production at several mills, partially driven by temporary operational disruptions. Unit manufacturing costs were comparable and log costs were moderately lower. For oriented strand board, sales volumes were moderately lower and unit manufacturing costs were slightly higher due to planned downtime for annual maintenance. Sales realizations were slightly lower for most engineered wood products, while sales volumes were slightly higher, primarily for solid section products. Unit manufacturing costs were slightly higher and raw material costs were higher, primarily for oriented strand board webstock.

Q4 2023 Outlook – Weyerhaeuser anticipates fourth quarter earnings and Adjusted EBITDA will be moderately lower than the third quarter, excluding the effect of changes in average sales realizations for lumber and oriented strand board. For lumber, the company expects moderately higher sales volumes, comparable log costs, and slightly lower unit manufacturing costs. For oriented strand board, the company anticipates moderately higher sales volumes, slightly higher fiber costs, and slightly lower unit manufacturing costs. For engineered wood products, the company expects lower sales realizations, slightly higher raw material costs, and slightly lower sales volumes, primarily for solid section products. For distribution, the company anticipates lower results compared to the third quarter, primarily driven by a decrease in commodity realizations.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in North America. Our company is a real estate investment trust. In 2022, we generated $10.2 billion in net sales and employed approximately 9,200 people who serve customers worldwide. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on October 27, 2023 to discuss third quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on October 27, 2023.

To join the conference call from within North America, dial 1-877-407-0792 (access code: 13734909) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13734909). Replays will be available for two weeks at 1-844-512-2921 (access code: 13734909) from within North America, and at 1-412-317-6671 (access code: 13734909) from outside North America.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: long-term demand drivers and fundamentals and future operating performance and delivery of long-term shareholder value and returns; earnings and Adjusted EBITDA for the company and for each of our businesses; fee harvest volumes, sales realizations, log and haul costs and forestry and road costs for our Timberlands business; sales volumes, log costs and unit manufacturing costs for our lumber business; sales volumes, fiber costs and unit manufacturing costs for our oriented strand board business; sales volumes, sales realizations and raw material costs for our engineered wood products business; commodity realizations for our distribution business; and basis as a percentage of real estate sales in our Real Estate, Energy and Natural Resources business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “looking forward,” "maintain," “planned,” “will,” and similar words and expressions. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

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the effect of general economic conditions, including employment rates, interest rate levels, inflation, housing starts, general availability and cost of financing for home mortgages and the relative strength of the U.S. dollar;
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the effect of COVID-19 and other viral or disease outbreaks and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;

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market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;
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changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen;
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restrictions on international trade and tariffs imposed on imports or exports;
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the availability and cost of shipping and transportation;
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economic activity in Asia, especially Japan and China;
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performance of our manufacturing operations, including maintenance and capital requirements;
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potential disruptions in our manufacturing operations;
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the level of competition from domestic and foreign producers;
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the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
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our ability to hire and retain capable employees;
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the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;
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raw material availability and prices;
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the effect of weather;
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changes in global or regional climate conditions and governmental response to such changes;
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the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
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energy prices;
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transportation and labor availability and costs;
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federal tax policies;
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the effect of forestry, land use, environmental and other governmental regulations;
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legal proceedings;
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performance of pension fund investments and related derivatives;
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the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
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the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;
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changes in accounting principles; and
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other risks and uncertainties identified in our 2022 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$230
Interest expense, net of capitalized interest					70
Income taxes					25
Net contribution (charge) to earnings	$104	$52	$218	$(49)	$325
Non-operating pension and other post-employment benefit costs	—	—	—	12	12
Interest income and other	—	—	—	(18)	(18)
Operating income (loss)	104	52	218	(55)	319
Depreciation, depletion and amortization	68	5	52	1	126
Basis of real estate sold	—	13	—	—	13
Special items included in operating income (loss)(1)	—	—	—	11	11
Adjusted EBITDA	$172	$70	$270	$(43)	$469
(1)
Operating income (loss) for Unallocated Items includes a pretax special item consisting of an $11 million noncash environmental remediation charge.

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$239
Interest expense, net of capitalized interest					72
Income taxes					54
Net contribution (charge) to earnings	$78	$56	$277	$(46)	$365
Non-operating pension and other post-employment benefit costs	—	—	—	12	12
Interest income and other	—	—	—	(24)	(24)
Operating income (loss)	78	56	277	(58)	353
Depreciation, depletion and amortization	65	4	51	2	122
Basis of real estate sold	—	34	—	—	34
Adjusted EBITDA	$143	$94	$328	$(56)	$509

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$310
Interest expense, net of capitalized interest					67
Income taxes					77
Net contribution (charge) to earnings	$107	$48	$344	$(45)	$454
Non-operating pension and other post-employment benefit costs	—	—	—	12	12
Interest income and other	—	—	—	(9)	(9)
Operating income (loss)	107	48	344	(42)	$457
Depreciation, depletion and amortization	61	5	51	2	119
Basis of real estate sold	—	7	—	—	7
Adjusted EBITDA	$168	$60	$395	$(40)	$583

The table below reconciles Adjusted EBITDA for the year-to-date period ended September 30, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$620
Interest expense, net of capitalized interest					208
Income taxes					101
Net contribution (charge) to earnings	$302	$161	$590	$(124)	$929
Non-operating pension and other post-employment benefit costs	—	—	—	33	33
Interest income and other	—	—	—	(54)	(54)
Operating income (loss)	302	161	590	(145)	908
Depreciation, depletion and amortization	201	12	156	5	374
Basis of real estate sold	—	80	—	—	80
Special items included in operating income (loss)(1)	—	—	—	11	11
Adjusted EBITDA	$503	$253	$746	$(129)	$1,373
(1)
Operating income (loss) for Unallocated Items includes a pretax special item consisting of an $11 million noncash environmental remediation charge.

RECONCILIATION OF NET EARNINGS BEFORE SPECIAL ITEMS TO NET EARNINGS

We reconcile net earnings before special items to net earnings and net earnings per diluted share before special items to net earnings per diluted share, as those are the most directly comparable U.S. GAAP measures. We believe the measures provide meaningful supplemental information for investors about our operating performance, better facilitate period to period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties.

The table below reconciles net earnings before special items to net earnings:

	2023	2023	2022
(millions)	Q2	Q3	Q3
Net earnings	$230	$239	$310
Environmental remediation charge	8	—	—
Net earnings before special items	$238	$239	$310

The table below reconciles net earnings per diluted share before special items to net earnings per diluted share:

	2023	2023	2022
	Q2	Q3	Q3
Net earnings per diluted share	$0.31	$0.33	$0.42
Environmental remediation charge	0.01	—	—
Net earnings per diluted share before special items	$0.32	$0.33	$0.42

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2023	2023	2022	2023
(millions)	Q2	Q3	Q3	Q3 YTD
Net cash from operations	$496	$523	$562	$1,145
Capital expenditures	(81)	(99)	(94)	(251)
Adjusted FAD	$415	$424	$468	$894